SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2000

Foremost Corporation of America
(Exact Name of Registrant as Specified in Charter)

Michigan	0-6478	38-1863522
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

5600 Beech Tree Lane
Caledonia, Michigan		49316
(Address of Principal Executive Offices)		(Zip Code)

Mailing Address: Post Office Box 2450, Grand Rapids, Michigan 49501

(616) 942-3000
Registrant's telephone number, including area code

Item 5.    Other Events.

          On October 18, 1999, Foremost Corporation of America (the "Company") entered into an Agreement and Plan of Merger (the "Plan of Merger") with Spartan Parent Corp., a newly formed Delaware corporation ("Parent"), and Spartan Acquisition Co., a newly formed Michigan corporation and wholly owned subsidiary of Parent ("Sub"). Parent is wholly owned by Farmers Insurance Exchange, Fire Insurance Exchange and Truck Insurance Exchange, three insurance exchanges managed by Farmers Group, Inc. or its subsidiaries. The Plan of Merger provides that Sub would merge with and into the Company (the "Merger"), with the Company surviving in the merger.

          On February 25, 2000, the Company's Special Meeting of Shareholders was held at which the Company's shareholders approved the Plan of Merger and the Merger. On March 3, 2000, all conditions to the Merger were satisfied and the Merger was completed. As a result of the Merger, (a) each issued and outstanding share of Company common stock, par value $1.00 per share, was converted into the right to receive $29.25 in cash without interest or other payment made in respect thereof; (b) the Company became a wholly owned subsidiary of Parent; and (c) effective March 7, 2000, the Company's common stock will be de-registered under the Securities Act of 1933. The Company's common stock will be de-listed from the New York Stock Exchange in the ordinary course of business.

          On March 7, 2000, the Company issued the press release attached as Exhibit 99.1 to this Form 8-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

	99.1	Press Release dated March 7, 2000.

SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREMOST CORPORATION OF AMERICA (Registrant)

Dated: March 7, 2000	By /s/ Paul D. Yared
Paul D. Yared Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Document

99.1	Press Release dated March 7, 2000.